Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Each Outstanding Share of Common Stock

(including the Associated Rights to Purchase Preferred Stock)

of

HP Inc.

for

$18.40 in cash and

0.149 Shares of Common Stock of Xerox Holdings Corporation,

subject to the election and proration procedures described in the offer to exchange and the related letter of election and transmittal,

by

XHC Acquisition Corp.,

a wholly owned subsidiary

of

Xerox Holdings Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 21, 2020, UNLESS THE OFFER IS EXTENDED.

The Exchange Agent for the Offer is:

By First Class Mail:	By Email Transmission: (FOR NOTICE OF GUARANTEE ONLY)	By Registered or Overnight Courier

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street – Suite V Canton MA 02021

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer described below if (i) certificates representing shares of common stock, par value $0.01 per share (including the associated rights to purchase preferred stock, “HP Common Stock”), of HP Inc. (“HP”) are not immediately available, (ii) the stockholder cannot deliver such certificates and all other required documents to Computershare Trust Company, N.A. (the “Exchange Agent”) prior to the expiration time or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile transmission or mail to the Exchange Agent. Please see the section of the Offer to Exchange, dated March 2, 2020 (the “Offer to Exchange”) titled “The Offer—Procedure for Tendering.”

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF ELECTION AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF ELECTION AND TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF ELECTION AND TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO EXCHANGE) AND CERTIFICATES OR BOOK-ENTRY CONFIRMATION REPRESENTING ALL TENDERED SHARES OF HP COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to XHC Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of Xerox Holdings Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related letter of election and transmittal (the “Letter of Election and Transmittal”), receipt of which is hereby acknowledged, the number of shares of HP Common Stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange titled “The Offer—Procedure for Tendering.”

Number of Shares and Certificate No(s). (if available):

Taxpayer Identification or Social Security No(s):

☐ Check here if Shares will be tendered by book-entry transfer.

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.(s):

(Daytime telephone number)

Signature(s) of Holders:

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THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, the shares of HP Common Stock tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the shares of HP Common Stock, or an Agent’s Message (as defined in the Offer to Exchange) in the case of book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates or book-entry confirmation representing all tendered shares of HP Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)
Name:
(Please type or print)

Title:

Date:

DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.

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